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                                                                   EXHIBIT 10.52

An agreement is made this 23RD day of MARCH 1998 by and among :

CATALYST SEMICONDUCTOR, INC ("CSI" ) a Delaware, U.S.A. corporation, having its principle place of business at 1250 Borregas Avenue, Sunnyvale, California 94089, U.S.A. and

TRIO-TECH INTERNATIONAL PTE LTD ("TTI") having its principle place of business at 5 Kian Teck Road, Singapore 628765

         Whereas TTI is willing to supply OKI brand wafers to CSI from third party supplier OKI Electronics Industry Co., Ltd ("OKI") with its principle place of business at 4-10-3 Shibaura, Minato-ku, Tokyo, 108, Japan.

         Whereas CSI is willing to purchase OKI brand wafers from TTI under the following terms and conditions as agreed hereunder:


1.       AGREEMENT

1.1. CSI will place orders with TTI for wafer purchases for amount not exceeding US $300,000 ("principal sum" as defined under clause 2.3) per month. Maximum total cumulative exposure to TTI shall be only US $900,000 with maximum credit period being three (3) months.

1.2. In consideration for obtaining credit terms from OKI, TTI will issue a standby letter of credit to OKI.

1.3 TTI will then place orders with OKI for same amount of wafers as placed upon itself by CSI and give instructions to OKI similar shipping details as per CSI' s instructions.

1.4. OKI will only ship out the wafers to CSI's designated locations upon TTI's instructions and upon receiving the purchase orders from TTI.

1.5. CSI shall not in any way instruct OKI to proceed with any shipment for orders secured through TTI.

1.6. OKI shall not in any case, activate shipment orders secured by TTI upon instructions from CSI, whether verbal or written.

1.7. In the event that CSI gave direct instruction to OKI to ship the wafers and OKI obliged to such instructions, TTI shall not be responsible for the shipment and CSI will be liable to pay OKI for the wafers.


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1.8      CSI agrees to remain current on all other payments/invoices due to TTI for services rendered besides the invoices for wafer purchases. These services include reimbursements for advanced payment made by TTI on behalf of CSI, advanced payroll for CSI's employees, burn-in services, tape and reel services and all other business services as and when incurred between TTI and CSI.

2.       PAYMENT TERMS

2.1 CSI shall make payment to TTI within 90 days upon OKI's shipment of goods to CSI.

2.2 TTI shall only forward payment to OKI after receiving full payment which consists of the principal sum plus interest (as stipulated under clause 2.5 and 2.6) from CSI.

2.3 The principal sum includes the cost of wafer plus whatever air freight, handling charges, seaport charges, taxes, insurance or other expenses incurred in bringing the wafers to CSI's specified locations. These shall be stated clearly in the invoice from OKI to TTI and shall total up to the credit limit of US $300,000 per month or cummulative US $900,000 for three months.

2.4 TTI shall not be responsible for any other costs incurred besides that stated in OKI's invoice to TTI. Any incidental expenses or costs incurred will be charged to and fully responsible by CSI.

2.5 CSI will pay TTI the full payment which is the principal sum according to clause 2.3 above plus interest rate of 12.125 percent per annum up to ninety (90) days.

2.6 Interest of 2 percent per month or the highest allowable rate shall be charged for any outstanding receivables unpaid after the 90 days credit.

2.7 Should CSI's outstanding payments for all other services and goods provided by TTI besides the wafer products (as stipulated in clause 1.8) exceed 30 days, TTI reserves the right to halt all wafer shipment and instruct OKI to halt such shipment until the invoices are paid.

3.       SECURITY

3.1 As a security to TTI, CSI shall hold a minimum of US$1 million (one million dollars) worth of inventory at Trio-Tech's facilities in Bangkok, Thailand at any point in time.

4.       DEFAULTS

4.1 In the event that CSI shall default in its payments, and not cure any such default within 30 days of written notification (Default date) from TTI, TTI shall have the following options of 4.1a or 4.1b or a combination of both 4.1a and 4.1b.:
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         a.       TTI will take possession of the inventories assigned to them under clause 3.1 subject to the senior right of Coast Business Credit.

         b. TTI will convert all amounts due and payable to TTI to common stocks of CSI, at 20 percent discount of the closing price calculated based on the average of the last five (5) trading days prior to default date (the "conversion price"). The number of shares to be issued to TTI is determined by dividing the said amount by the conversion price of CSI's common stock.

4.2 Under 4.1b., CSI must issue and TTI must receive the stock certificates within two (2) weeks upon TTI's demand to convert the outstanding to CSI common stocks. These shares must be FULLY transferable immediately to any party without restrictions on the date of transfer, amount, and category of buyers/transferees and shall be fully tradeable on the stock exchange. If any such restrictions remain, CSI must take the necessary steps to remove such restrictions before issuing the stocks to TTI.

4.3 TTI shall appoint a valuer to conduct a valuation of the inventory pledged to TTI

4.4 All valuations conducted and all charges and costs incurred to determine the worth and value of the inventory shall be paid by TTI.

5.       EVENTS OF DEFAULTS

5.1 The whole of the principal sum and interest thereon and any other moneys covenanted to be paid by CSI under this agreement shall become due and immediately repayable and the security hereby created shall become enforceable in any of the following events:

         a) if CSI shall commit a breach of any of the agreements, stipulations, terms, covenants, conditions or undertakings contained in this Agreement on its part to be observed and performed and in the reasonable opinion of TTI has failed to remedy it within fourteen (14) days after written notice served by TTI.

         b)       if CSI ceases or threatens to cease to carry on its business.

         c) if a petition shall be presented or an order be made or a resolution be passed for winding up CSI,

         d) if a distress or execution or other process of a Court of competent jurisdiction be levied upon or issued against any property of CSI and such distress execution or other process as the case may be is not satisfied by CSI within seven (7) days from the date thereof;

         e) if in the reasonable opinion of TTI its security hereunder is in jeopardy and notice thereof is given to CSI;
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         g)       if CSI is unable to pay its debts or any statutory
                  modification or renactment thereof or suspend the payment thereof or enter into any arrangement or composition with its or his creditors or there is declared by any competent court or authority or moratorium on the payment of indebtedness;

         h) if any legal proceedings suit or action shall be instituted against CSI or event or events has or have occurred and a situation exist and after review but TTI is of the reasonable opinion that this will materially affect CSI's ability to repay the principal and interest thereon and or to perform its or other obligations under this agreement in accordance with the terms thereof;

7.       CANCELLATION OF ORDERS

7.1 Any cancellation of orders from CSI to TTI shall be made in writing and communicated through facsimile. TTI shall forward the same to OKI immediately.

7.2 If OKI in anyway, is not able to or refuse to cancel the order, CSI undertakes to indemnify TTI from any losses and expenses arising from cancellations orders from OKI by paying the full amounts so billed to TTI by OKI.

7.3 TTI reserves the right to bill CSI 12.125 percent interest for any outstanding payable for the cancelled orders and any reasonable administrative charges deemed appropriate by TTI for handling the cancelled orders.

8        WAIVER

8.1 No failure or delay on the part of TTI in exercising nor any omissions to exercise any right, power, privilege or remedy accruing to TTI under this agreement upon any default on the part of CSI shall impair any such right, power, privilege or remedy or be construed to be a waiver thereof or an acquiescence in such default, nor shall any action by TTI in respect of any right, power, privilege or remedy or TTI in respect of any other or subsequent default.

8.2 The security liabilities or obligations created by this agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding:

         a) any time or indulgence which TTI may from time to time grant to CSI for the payment of moneys due to TTI or for the observance or performance of any term, stipulation, covenant or undertaking on the part of CSI to be observed and performed:

         b) any arrangement entered into or any composition accepted by TTI modifying its rights and remedies by any alteration in the obligations, terms, stipulations, covenants and undertakings contained herein or by any forbearance whether as to payment time performance or otherwise.
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9.       COSTS

9.1 CSI shall pay to TTI or its solicitors on demand all reasonable fees disbursements and expenses in connection with or incidental to this agreement (including but not limited to TTI's solicitor's fees and expenses on a solicitor and client basis) in connection with the negotiation, preparation, execution, stamping and registration of this agreement and the documents related thereto (not exceeding US $10,000 without the prior written consent of CSI) and shall further pay to TTI or to its solicitors on demand all fees and expenses whatsoever incurred payable to TTI in the maintenance, protection and enforcement of its right under clauses 4.1b. and 4.2.

9.2 If obligations or any part thereof under this agreement shall be required to be recovered through any process of law, or if the obligation or any part thereof shall be placed in the hands of solicitors for collection, CSI shall pay (in addition to the moneys then due and payable hereunder) by TTI's solicitors' reasonable fees and any other reasonable fees and expenses incurred in respect of such collection.

10.      EXPENSES INCURRED BY TTI FOR AND ON BEHALF OF CSI

10.1 All moneys expended by TTI hereunder from time to time for and on behalf of CSI and for its account with interest thereon at the rate aforesaid from the date of such payment, relating to airfreight, handling charges, seaport charges, taxes, legal costs and reasonable expenses incurred in bringing in the wafers to CSI's specified locations shall be recoverable from CSI and shall be repaid on demand. In default of payment such moneys shall be deemed to form part of the principal and to be secured hereunder.

11.      CHANGE IN CONSTITUTION

11.1 All security (ies), agreements (s), obligation (s) given or undertaken by CSI shall continue to be valid and binding notwithstanding any change in the constitution of CSI, if a corporation, by amalgamation, consolidation, reconstruction, new shareholding or otherwise, and if a firm, by retirement, expulsion, death, admission, accession or change of any partners or otherwise.

12.      WITHHOLDING TAX/CONSUMPTION TAX

12.1 All payments by CSI in respect of the goods shall be made in full, without set-off, deductions or counterclaim and free of and without deduction for or on account of tax unless CSI is required by law in any jurisdiction to make any such payments subject to such withholdings or deduction, in which case CSI shall pay such additional amount to TTI as may be necessary in order that the actual amount received after such withholding and deduction shall equal the amount that would have been received if such withholding or deduction were not required.
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12.2     CSI shall pay in full to the appropriate taxing authority all taxes and charges imposed by law in any jurisdiction on CSI and/or TTI with regard to the credit given and promptly deliver to TTI the original or certified copy of each receipt evidencing such payment. CSI shall fully indemnify TTI from any liability with respect to the delay or failure by CSI to pay such taxes or charges.

13       DISCLOSURE

13.1 CSI by acceptance of this agreement hereby authorises TTI to at any time, disclose to any of its subsidiaries or companies and TTI's appointed auditors, such information about CSI, the securities given to TTI or any other information in connection with CSI or the arrangement as TTI may in its absolute discretion think fit.

14       GOVERNING LAW

14.1 This Agreement shall be construed and have effect in all respects in accordance with the laws of California. CSI and TTI hereby submits to the jurisdiction of the U.S. Courts, but such submissions shall not be construed so as to limit the right of TTI to commence proceedings in the courts of any other country.

15       NOTICE

15.1 Any notice required or permitted to be given by any of the parties under this agreement shall be deemed to have been given (1) at the time it is delivered in person, or (2), five (5) days after despatch by registered airmail or (3) on the business day immediately following the day of despatch by facsimile, sent to the other party at the following respective addresses or such new addresses as may from time to time be supplied hereunder:

         Catalyst Semiconductor Inc.
         1250 Borregas Avenue, Sunnyvale, California 94089, USA

         and

         Trio-Tech International Pte Ltd
         5 Kian Teck Road, Singapore 628765

16.      INDEMNITY

16.1 CSI hereby indemnifies and holds TTI harmless from any and all liability, costs,legal fees and damages by the purchase arrangement in this agreement .



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17.      TERM OF AGREEMENT

17.1. This Agreement shall be and continue to be in full force and effect for a period of one (1) year from the date hereof unless sooner terminated by either party hereto. If this agreement is found to be satisfactory to both parties, this contract will be automatically extended from year to year thereafter unless notice of termination be given in writing by either party at least ninety (90) days prior to the termination date of the original or any renewal period.

18.      FORCE MAJEURE

18.1. TTI shall not be liable for loss, damage, detention, or delay resulting from any cause whatsoever beyond its reasonable control or resulting from such things as, but not limited to, fire, flood, strike, lockout, civil or military authority, insurrection, riot, war, embargo, transportation shortage or delay, wreck, or inability to obtain the wafers, and delivery dates shall be extended to the extent of delays by any of the foregoing or similar causes.


In witness hereof, the parties have caused this Agreement by their duly authorized representatives as of the date first written above.


TRIO-TECH INTERNATIONAL PTE LTD


/s/ Victor Ting                                     /s/ Yong Siew Wai
-----------------------------------------           ----------------------------
Victor Ting                                         Yong Siew Wai
Chief Financial Officer                             Chief Executive Officer
and Corporate Vice President                        and President

CATALYST SEMICONDUCTOR INC


/s/ Daryl Stemm                                     /s/ Radu Vanco
-----------------------------------------           ----------------------------
Daryl Stemm                                         Radu Vanco
Vice President of Finance & Administration          President and CEO
and Chief Financial Officer



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         THIS VARIATION AGREEMENT is made the 16th day of April One Thousand
Nine Hundred and Ninety-Eight (1998) Between:-

A. CATALYST SEMICONDUCTOR, INC ("CSI") of Delaware, U.S.A. corporation, having its principal place of business at 1250 Borregas Avenue, Sunnyvale, California 94089, U.S.A. and

B. TRIO-TECH INTERNATIONAL PTE LTD ("TTI") having its principal place of business at 5 Kian Teck Road, Singapore 628765

WHEREAS:

1. CSI and TTI have entered into an agreement on 23 March 1998 in accordance the terms and conditions contained therein. A copy of the said agreement is attached hereto marked as Annex A ("supply agreement"). The said agreement is a back to back agreement with an agreement which TTI is required to enter into with OKI Electronics Industry Co. Ltd ("OKI") to procure the sale and supply of wafer to CSI ("purchase agreement"). Clause 2.1 of the purchase agreement provides that TTI shall only forward payment to OKI after receiving full payment from CSI. In consideration of TTI agreeing to vary the purchase agreement with OKI by deleting clause 2.1 thereof, CSI has agreed to enter into this variation agreement. A copy of the purchase agreement containing clause 2.1 is attached hereto marked as Annex B. A copy of the executed purchase agreement as amended by deleting clause 2.1 is attached hereto marked as Annex C.

2. CSI and TTI have mutually agreed to vary the terms of the said agreement in accordance with the terms and conditions hereunder.

IT IS HEREBY AGREED AS FOLLOW:

1. In consideration of TTI agreeing to vary the purchase agreement with OKI by deleting clause 2.1 of the purchase agreement which reads "TTI shall only forward payment to OKI after receiving full payment from CSI", CSI hereby covenant that it will make full payment of all wafers supplied to them by OKI regardless of any defect, damage, delay in delivery or any discrepancy whatsoever relating to the wafers. CSI will further indemnify TTI from and against all or any claim, damage or loss which TTI may suffer by reason of any dispute CSI may have against OKI in respect of the sale and supply of wafers. CSI will further hold TTI harmless from any liability for any defect, damage, delay in delivery or any discrepancy


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         whatsoever arising from the supply of the wafers. For the avoidance of doubt, TTI shall be entitled and shall not be in breach of the supply agreement by releasing full payment to OKI of all wafers supplied by them notwithstanding the presence of any defect, damage, delay in delivery or any discrepancy whatsoever relating to the wafers.

2. Clause 3.1 of the supply agreement refers to U.S one million dollars worth of "inventory at Trio-Tech's facilities in Bangkok, Thailand
         ..........." For the avoidance of doubt and for consistency, it is hereby clarified that reference to "inventory" shall be reference to "work-in-progress".

3.       Clause 4.1(a) of the supply agreement provides as follow:-

         "TTI will take possession of the inventories assigned to them under clause 3.1 subject to the senior right of Coast Business Credit"

         CSI is aware of the dilution of the above security. In consideration of TTI agreeing to vary their contract with OKI in accordance with clause 1 above, the parties have therefore mutually agreed to vary the supply agreement in accordance with the terms hereunder. CSI warrants that they have legal title in the work in progress of the semiconductors which are in the custody of Trio-Tech (Bangkok) Co. Ltd in Thailand. CSI hereby agrees that in the event of any default by them under the supply agreement and in particular to the failure by CSI to make payment when due, TTI shall be entitled to sell, dispose or compel the sale of the work in progress held by Trio-Tech (Bangkok) Co. Ltd for the purpose of compensating them in respect of the loss sustained by TTI by reason of CSI's default. CSI further covenants that in the event that the right to sell the work in progress arises, they will do all that is necessary for the purpose of transferring title in the work in progress to any third party on the instructions of TTI and will in addition authorise Trio-Tech (Bangkok) Co. Ltd to assist and effect the sale or disposal. PROVIDED THAT, TTI shall only be entitled to sell such work in progress as is necessary to compensate them for their loss sustained by reason of CSI's default which said sum shall not exceed US$1 million (US one million dollars).



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         IN WITNESS WHEREOF, the parties have caused this Agreement by their duly authorized representatives as of the date first written above.


TRIO-TECH INTERNATIONAL PTE LTD



/s/ Victor Ting                                 /s/ Yong Siew Wai
-----------------------------                   --------------------------------
Victor Ting                                     Yong Siew Wai
Chief Financial Officer                         Chief Executive Officer
and Corporate Vice President                    and President






CATALYST SEMICONDUCTOR INC





/s/ Daryl Stemm                                 /s/ Radu Vanco
-----------------------------                   --------------------------------
Daryl Stemm                                     Radu Vanco
Finance & Administration                        President and CEO
and Chief Financial Officer